SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2012

chatAND, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54587	27-2761655
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

321 West 44th Street

New York, NY 10036

(Address of principal executive offices)

(212) 245-1444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Reference is made to the Company’s issuance of an aggregate of $850,000 of senior secured convertible promissory notes (each, as amended, restated and modified from time to time, a “Note” and collectively, the “Notes”) to certain parties (each, a “Buyer” and collectively, the “Buyers”) as described in the Company’s Registration Statement on Form S-1/A filed on May 11, 2012. The Notes and certain related warrants (each, a “Warrant” and collectively, the “Warrants”) were issued by the Company to the Buyers pursuant to the terms of Securities Purchase Agreements, dated as of June 17, 2011 (the “Securities Purchase Agreement”). A copy of the Securities Purchase Agreement and a form of Note were attached as Exhibits 10.3 and 10.4, respectively, to the Company’s Registration Statement on Form S-1 filed September 20, 2011.

The Company has, among other defaults under the Notes and related agreements executed by the Company (all such defaults, the “Subject Defaults”), failed to pay to the Buyers principal and interest and other amounts due under the Notes in a timely manner.

On November 19, 2012, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with (i) the Buyers and (2) Michael Lebor and David Rosenberg (each, an “Existing Shareholder, and together, the “Existing Shareholders”).

The Buyers agreed to delete any Note limitations on the Company’s right to pay the principal and interest on the Notes at any time.

Under the terms of the Forbearance Agreement, the Buyers agreed not to exercise any rights and remedies they may have under agreements with the Company which are exercisable upon the Company’s default under the Notes until December 20, 2012 (the period until such date, the “Effective Period”).

The Buyers’ forbearance will terminate and each Buyer may then exercise all rights such Buyer may have under the Notes if any one of the following events occurs: (i) the Notes are not fully paid by the expiration of the Effective Period, (ii) another event of default occurs, (iii) a representation or warranty of the Company in the Forbearance Agreement is not true and correct, or (iv) the Company fails to comply with any covenant of the Forbearance Agreement.

The Company agreed that, within five days of the Forbearance Agreement date, it would take all actions necessary to cause each of the Existing Shareholders and Philip Friedman to resign as directors of the Company and to cause the election or re-election of David Berger, Richard Rosenblum and Kenneth Londoner as the sole members of the Company’s Board.

The Company also agreed that, within five days of the Forbearance Agreement date, it would take all actions necessary to cause, its wholly owned subsidiary Chatand Tech, LLC (the “Subsidiary”), the election of Richard Rosenblum and Kenneth Londoner as additional managers of the Subsidiary.

The Company, with the agreement of the Existing Shareholders, agreed to the cancellation of warrants to purchase 4,250,000 shares of common stock of the Company held by the Existing Shareholders.

The Company agreed to extend the expiration date of the Warrants (originally issued to the Buyers at the time of the issuance of the Notes) to June 17, 2018.

The above description of the terms of the Forbearance Agreement is qualified in its entirety by reference to the copy of the Forbearance Agreement included as an exhibit to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the information provided in Item 1.01 above.

As contemplated by the Forbearance Agreement, Michael Lebor, David Rosenberg and Philip Friedman resigned as directors of the Company effective on November 20, 2012. Mr. Lebor remains as Chief Executive Officer and Secretary of the Company, and Mr. Rosenberg remains as President of the Company. These resignations were not the result of any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies) or practices.

As also contemplated by the Forbearance Agreement, effective on November 20, 2012, the two remaining directors elected Richard Rosenblum to fill a vacancy as a director of the Company.

Richard Rosenblum, age 52, has been executive co-chairman of Alliqua, Inc., a publicly traded biomedical company, since October 1, 2012 and served as its president from May 11, 2010 through September 30, 2012 and has served as a member of its board of directors since June 7, 2010. Mr. Rosenblum has been a principal of Harborview Advisors, LLC, the investment manager for Harborview Master Fund, L.P. and Harborview Value Master Fund, L.P., since 2004. Mr. Rosenblum was previously a managing director of investment banking for vFinance, Inc., a middle market investment banking and brokerage organization. From February 10, 2009 till January 2012, Mr. Rosenblum was a director of Celsia Technologies, Inc. From September 2006 to April 2010, Mr. Rosenblum was a director of Boxwoods, Inc., which changed its name to Duke Mining Company, Inc. in March 2009. From September 2006 to May 2007, Mr. Rosenblum was a director of Mill Basin Technologies, Ltd. From November 2006 to January 2008, Mr. Rosenblum was a director of Marine Park Holdings, Inc. From August 2009 to September 2009, Mr. Rosenblum was a director of HG Partners, Inc. Mr. Rosenblum graduated from the State University of New York at Buffalo in 1981, summa cum laude, with a degree in finance and accounting. Mr. Rosenblum’s qualifications to serve on the board include his ability to cull from his varied capital markets experience strategic insights that provide guidance the Company with respect to corporate governance and board functions.

Mr. Rosenblum’s affiliate, The Corban LLC, is the beneficial owner of 1,159,094 shares of the Company’s common stock, which beneficial ownership consists of shares of the Company’s common stock as well as of Notes and Warrants, which are, respectively, convertible into or exercisable for shares of the Company’s common stock. (The conversion and exercise rights of the Notes and Warrants are subject to the provision described below.)

In addition Harborview Value Master Fund L.P., an affiliate of Harborview Master Fund L.P. and Harborview Advisors LLC, is the beneficial owner of 2,727,273 shares of the Company’s common stock, which beneficial ownership consists of shares as well as of Notes and Warrants, which are, respectively, convertible into or exercisable for shares of the Company’s common stock. (The conversion and exercise rights of the Notes and Warrants are subject to the provision described below.) Messrs. Richard Rosenblum and David Stefansky have voting and investment control over the securities held by Harborview Value Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of such shares.

The Notes and the Warrants contain a provision that the Company cannot issue shares upon conversion of the Notes or exercise of the Warrants to the extent that the number of shares then outstanding held by the relevant holder and the shares issuable upon conversion of the Notes or exercise of the Warrants exceed 9.9% of the outstanding Common Stock as determined in accordance with Rule 13d-3 under the Exchange Act.

Mr. Rosenblum is not receiving any compensation from the Company, but may be reimbursed for certain expenses in connection with attendance at Board and, if relevant, Committee meetings. The Company may compensate independent directors for their service on the Board and, if relevant, any Committee at rates that are comparable to the compensation paid to independent directors of other similarly situated companies.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.17	Forbearance Agreement dated as of November 19, 2012.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  November 27, 2012

chatAND, INC.

By:	/s/Michael Lebor
Michael Lebor
Chief Executive Officer